GOOSEHEAD INSURANCE, INC. ANNOUNCES FIRST QUARTER 2024 RESULTS
– Total Revenue Increased 11% and Core Revenue Grew 13% over the Prior-Year Period –
– Total Written Premium increased 28% to $819 million over the Prior-Year Period –
–Net Income of $1.8 million versus Net Loss of $0.2 million a year ago –
– Adjusted EBITDA* of $11.7 million versus $10.2 million in the Prior-Year Period –
– Company Announces a $100 million Share Repurchase Authorization through March 2025 –

WESTLAKE, TEXAS – April 24, 2024 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the first quarter ended March 31, 2024.

First Quarter 2024 Highlights
•Total Revenues grew 11% over the prior-year period to $64.5 million in the first quarter of 2024
•First quarter Core Revenues* of $58.8 million increased 13% over the prior-year period
•First quarter net income of $1.8 million improved from net loss of $0.2 million a year ago.
•EPS of $0.07 per share increased from $0.00 in the prior-year period, and adjusted EPS* of $0.28 per share increased 59% over the prior-year period
•Net Income Margin for the first quarter was 3%
•Adjusted EBITDA* of $11.7 million increased from $10.2 million in the prior-year period
•Adjusted EBITDA Margin* remained flat versus the prior-year period at 18%
•Total written premiums placed for the first quarter increased 28% over the prior-year period to $818.8 million
•Policies in force increased 13% from the prior-year period to approximately 1,528,000

*Core Revenue, Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations of Core Revenue to total revenues, Adjusted EPS to basic earnings per share and Adjusted EBITDA to net income, the most directly comparable financial measures presented in accordance with GAAP, are set forth in the reconciliation table accompanying this release.

“Our first quarter 2024 results demonstrate our business is moving into a re-accelerating growth phase with total revenue, core revenue and franchise productivity all accelerating from fourth quarter 2023 growth rates,” stated Mark E. Jones, Chairman and CEO. “One of the more exciting trends we are seeing is continued improvement in our franchise new business productivity, as this network now accounts for 87% of our distribution force. While we are seeing some temporary headwinds related to product availability, I could not be more pleased with the underlying trends we are seeing on new business productivity, recruiting, and technology investment. Goosehead is in a tremendous position of financial strength with robust ongoing cash generation, so we have recently taken steps to increase our leverage by amending our credit agreement to upsize our term loan and revolver. In light of the dislocation of our equity valuation from the long-term fundamentals of our business, the board of directors has approved a $100 million share repurchase authorization to capitalize on what we see as a highly favorable buying opportunity.”

First Quarter 2024 Results
For the first quarter of 2024, revenues were $64.5 million, an increase of 11% compared to the corresponding period in 2023. Core Revenues, a non-GAAP measure which excludes contingent commissions, initial franchise fees, interest income, and other income, were $58.8 million, a 13% increase from $52.0 million in the prior-year period. Core Revenues are the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions, and Renewal Royalty Fees. Core Revenue growth was driven by improved productivity, strong client retention of 85%, and rising premium rates. The Company grew total written premiums, which we consider to be the leading indicator of future revenue growth, by 28% in the first quarter.

Total operating expenses, excluding equity-based compensation, depreciation and amortization and impairment expenses, for the first quarter of 2024 were $52.7 million, up 10% from $47.8 million in the prior-year period. The increase from the prior period was due to increased employee compensation and benefits expenses related to investments in partnership, technology, marketing, and service functions. Equity-based compensation increased to $7.4 million for the period, compared to $6.6 million a year ago. Bad debt expense of $1.1 million decreased from $1.7 million a year ago due to reduced terminations of signed franchises that have yet to launch. General and administrative expenses are also higher versus a year ago due to investments in technology, systems and marketing efforts to drive growth and continue to improve the client experience.

Net income in the first quarter of 2024 was $1.8 million versus net loss of $0.2 million a year ago. Earnings per share and Net Income Margin for the first quarter of 2024 were $0.07 and 3%, respectively. Adjusted EPS for the first quarter of 2024, which excludes equity-based compensation and impairment expense, was $0.28 per share. Total Adjusted EBITDA was $11.7 million for the first quarter of 2024 compared to $10.2 million in the prior-year period. Adjusted EBITDA Margin of 18% was flat compared to the prior-year period.

Liquidity and Capital Resources
As of March 31, 2024, the Company had cash and cash equivalents of $51.1 million. We had an unused line of credit of $49.8 million as of March 31, 2024. Total outstanding term note payable balance was $75.6 million as of March 31, 2024.

On April 24, 2024, the Company entered into Amendment No. 2 of the Second Amended and Restated Credit Agreement, increasing the term note payable by $25 million and increasing the capacity of the revolving credit facility by $25 million to a total capacity of $75 million.

2024 Outlook
The Company is revising its outlook for full year 2024 as follows:
•Total written premiums placed for 2024 are expected to be between $3.62 billion and $3.82 billion, representing growth of 22% on the low end of the range to 29% on the high end of the range.
•Total revenues for 2024 are expected to be between $290 million and $310 million, representing growth of 11% on the low end of the range to 19% on the high end of the range.
•Adjusted EBITDA Margin is expected to expand for the full year 2024.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

To access the call by phone, participants should go to this link (registration link), and you will be provided with the dial in details.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.goosehead.com.

A webcast replay of the call will be available at http://ir.goosehead.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services through corporate and franchise locations throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 150 insurance companies that underwrite personal and commercial lines. For more information, please visit goosehead.com or goosehead.com/become-a-franchisee.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2023 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance
Email: goosehead@missionnorth.com; PR@goosehead.com

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenues:
Commissions and agency fees	$26,221	$25,484
Franchise revenues	37,989	32,074
Interest income	250	397
Total revenues	64,460	57,955
Operating Expenses:
Employee compensation and benefits	42,130	36,882
General and administrative expenses	17,180	15,856
Bad debts	1,127	1,655
Depreciation and amortization	2,568	2,093
Total operating expenses	63,005	56,486
Income from operations	1,455	1,469
Other Income (Expense):
Interest expense	(1,487)	(1,731)
Loss before taxes	(32)	(262)
Tax benefit	(1,841)	(81)
Net income (loss)	1,809	(181)
Less: net loss attributable to non-controlling interests	(5)	(100)
Net income (loss) attributable to Goosehead Insurance, Inc.	$1,814	$(81)
Earnings per share:
Basic	$0.07	$—
Diluted	$0.05	$—
Weighted average shares of Class A common stock outstanding
Basic	25,087	23,206
Diluted	38,839	23,206

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2024	0	2023
Revenues:
Core Revenue:
Renewal Commissions(1)	$15,961		$15,818
Renewal Royalty Fees(2)	29,053		22,752
New Business Commissions(1)	5,681		5,517
New Business Royalty Fees(2)	6,234		5,671
Agency Fees(1)	1,911		2,230
Total Core Revenue	58,839		51,988
Cost Recovery Revenue:
Initial Franchise Fees(2)	2,245		3,063
Interest Income	250		397
Total Cost Recovery Revenue	2,495		3,460
Ancillary Revenue:
Contingent Commissions(1)	2,668		1,920
Other Franchise Revenues(2)	458		587
Total Ancillary Revenue	3,126		2,507
Total Revenues	64,460		57,955
Operating Expenses:
Employee compensation and benefits, excluding equity-based compensation	34,773		30,262
General and administrative expenses, excluding impairment	16,833		15,856
Bad debts	1,127		1,655
Total	52,733		47,773
Adjusted EBITDA	11,727		10,182
Adjusted EBITDA Margin	18%		18%

Interest expense	(1,487)		(1,731)
Depreciation and amortization	(2,568)		(2,093)
Tax benefit	1,841		81
Equity-based compensation	(7,357)		(6,620)
Impairment expense	(347)		—
Net Income (Loss)	$1,809		$(181)
Net Income (Loss) Margin	3%		—%
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated Statements of Operations within Goosehead’s Form 10-Q for the three months ended March 31, 2024 and 2023.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated Statements of Operations within Goosehead’s Form 10-Q for the three months ended March 31, 2024 and 2023.

Goosehead Insurance, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	March 31,	December 31,
	2024	2023
Assets
Current Assets:
Cash and cash equivalents	$51,089	$41,956
Restricted cash	2,028	2,091
Commissions and agency fees receivable, net	7,487	12,903
Receivable from franchisees, net	10,034	9,720
Prepaid expenses	6,296	7,889
Total current assets	76,934	74,559
Receivable from franchisees, net of current portion	6,586	9,269
Property and equipment, net of accumulated depreciation	28,686	30,316
Right-of-use asset	37,121	38,406
Intangible assets, net of accumulated amortization	18,783	17,266
Deferred income taxes, net	193,518	181,209
Other assets	4,581	3,867
Total assets	$366,209	$354,892
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$14,652	$16,398
Premiums payable	2,028	2,091
Lease liability	9,194	8,897
Contract liabilities	3,611	4,129
Note payable	10,000	9,375
Liabilities under tax receivable agreement	4,952	—
Total current liabilities	44,437	40,890
Lease liability, net of current portion	55,233	57,382
Note payable, net of current portion	65,118	67,562
Contract liabilities, net of current portion	18,121	22,970
Liabilities under tax receivable agreement, net of current portion	155,060	149,302
Total liabilities	337,969	338,106
Class A common stock, $0.01 par value per share - 300,000 shares authorized, 25,230 shares issued and outstanding as of March 31, 2024, 24,966 shares issued and outstanding as of December 31, 2023	252	250
Class B common stock, $0.01 par value per share - 50,000 shares authorized, 12,758 issued and outstanding as of March 31, 2024, 12,954 shares issued and outstanding as of December 31, 2023	128	130
Additional paid in capital	112,428	103,228
Accumulated deficit	(46,077)	(47,056)
Total stockholders' equity	66,731	56,552
Non-controlling interests	(38,491)	(39,766)
Total equity	28,240	16,786
Total liabilities and equity	$366,209	$354,892
.

Goosehead Insurance, Inc.
Reconciliation Non-GAAP Measures to GAAP
This release includes Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS that are not required by, nor presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Income. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.
•"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.
•"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue excluding other non-operating items. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
•"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three months ended March 31, 2024 and 2023 (in thousands):

	Three Months Ended March 31,
	2024	2023
Total Revenues	$64,460	$57,955

Core Revenue:
Renewal Commissions(1)	$15,961	$15,818
Renewal Royalty Fees(2)	29,053	22,752
New Business Commissions(1)	5,681	5,517
New Business Royalty Fees(2)	6,234	5,671
Agency Fees(1)	1,911	2,230
Total Core Revenue	58,839	51,988
Cost Recovery Revenue:
Initial Franchise Fees(2)	2,245	3,063
Interest Income	250	397
Total Cost Recovery Revenue	2,495	3,460
Ancillary Revenue:
Contingent Commissions(1)	2,668	1,920
Other Franchise Revenues(2)	458	587
Total Ancillary Revenue	3,126	2,507
Total Revenues	$64,460	$57,955
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated Statements of Operations.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated Statements of Operations.

The following tables show a reconciliation from net income (loss) to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the three months ended March 31, 2024 and 2023 (in thousands):

	Three Months Ended March 31,
	2024	2023
Net Income (Loss)	$1,809	$(181)
Interest expense	1,487	1,731
Depreciation and amortization	2,568	2,093
Tax benefit	(1,841)	(81)
Equity-based compensation	7,357	6,620
Impairment expense	347	—
Adjusted EBITDA	$11,727	$10,182
Net Income (Loss) Margin(1)	3%	—%
Adjusted EBITDA Margin(2)	18%	18%
(1) Net Income (Loss) Margin is calculated as Net Income (Loss) divided by Total Revenue ($1,809/$64,460) and ($(181)/$57,955) for the three months ended March 31, 2024 and 2023.
(2) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($11,727/$64,460), and ($10,182/$57,955) for the three months ended March 31, 2024 and 2023.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three months ended March 31, 2024 and 2023. Note that totals may not sum due to rounding:

	Three Months Ended March 31,
	2024	2023
Earnings per share - basic (GAAP)	$0.07	$—
Add: equity-based compensation(1)	0.19	0.18
Add: impairment expense(2)	0.01	—
Adjusted EPS (non-GAAP)	$0.28	$0.17
(1) Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [$7.4 million/(25.1 million + 12.9 million)] for the three months ended March 31, 2024 and [$6.6 million/ (23.2 million + 14.3 million)] for the three months ended March 31, 2023.
(2) Calculated as impairment expense divided by sum of weighted average Class A and Class B shares [$0.3 million/(25.1 million + 12.9 million)] for the three months ended March 31, 2024. No impairment was recorded for the three months ended March 31, 2023, .

Goosehead Insurance, Inc.
Key Performance Indicators

	March 31, 2024	December 31, 2023	March 31, 2023
Corporate sales agents < 1 year tenured	138	135	117
Corporate sales agents > 1 year tenured	154	165	159
Operating franchises < 1 year tenured	133	183	426
Operating franchises > 1 year tenured	1,022	1,043	961
Total Franchise Producers	1,963	1,957	2,098
QTD Corporate Agent Productivity < 1 Year (1)	$16,520	$13,789	$19,747
QTD Corporate Agent Productivity > 1 Year (1)	$27,261	$25,738	$30,429
QTD Franchise Productivity < 1 Year (2)	$16,736	$10,975	$9,020
QTD Franchise Productivity > 1 Year (2)	$25,109	$21,103	$20,812
Policies in Force	1,528,000	1,486,000	1,354,000
Client Retention	85%	86%	88%
Premium Retention	100%	101%	102%
QTD Written Premium (in thousands)	$818,785	$756,082	$637,711
Net Promoter Score ("NPS")	91	92	91
(1) - Corporate Productivity is New Business Production per Agent (Corporate): The New Business Revenue collected related to corporate sales, divided by the average number of full-time corporate sales agents for the same period. This calculation excludes interns, part-time sales agents and partial full-time equivalent sales managers.
(2) - Franchise Productivity is New Business Production per Franchise: The gross commissions paid by Carriers and Agency Fees received related to policies in their first term sold by franchise sales agents divided by the average number of franchises for the same period prior to paying Royalty Fees to the Company.